 Exhibit 10.1

LOAN AGREEMENT

1. THE PARTIES. This Loan Agreement (“Agreement”) made by September 29, 2025 is between:

Borrower: Dravica Corporation with an address of 3827 S Carson St 505-25 Carson City, NV 89701 (“Borrower”) and agrees to borrow money from:

Lender: Szubanski Robert Damian with an address of Boleslawa Limanowskiego 12, 91-059, Lodz, Poland and agrees to lend money to the Borrower under the following terms:

2. LOAN AMOUNT. The total amount of money being borrowed from the Lender to the Borrower is $90,000.00 US Dollars (“Borrowed Money”).

3. INTEREST RATE. The Borrowed Money shall:

NOT Bear Interest. There shall be no interest associated with the Borrowed Money. The Borrower’s only obligation to the Lender is to repay the principal balance.

4. TERMS. The total amount of the Borrowed Money, including principal and interest, shall be due and payable on September 29, 2030 (“Due Date”).

Conversion of Director's Loan: The Lender and the Borrower agree that any outstanding amount of the Director's loan, at the option of the Lender, may be converted into shares of Common Stock of the Borrower, subject to the terms and conditions set forth herein. The conversion price shall be determined based on a mutually agreed valuation methodology.

Additional Terms: Any conversion of the Director's loan into shares of Common Stock shall be subject to the provisions set forth in the Borrower's Articles of Incorporation and any applicable securities laws and regulations. The rights, privileges, and restrictions associated with the Common Stock shall be governed by the existing shareholders' agreement or the applicable bylaws of the Borrower.

5. REPAYMENTS. Repayment to the Lender shall be sourced from the Borrower’s generated revenues, commencing once the Borrower attains significant income.

Maturity and Repayment. The Borrowed Money shall mature upon expiration of the term set forth in this Agreement, unless both Parties mutually agree in writing to extend such term. Upon maturity, if no extension is executed, the Company shall repay the outstanding Loan Amount to the Lender within ten (10) business days from the maturity date.

Early Repayment. The Borrower may, at its sole discretion and subject to its financial and economic capacity, prepay all or any portion of the outstanding Borrowed Money prior to maturity, provided that such prepayment is agreed upon in writing by both Parties.

6. SUBORDINATION. The Borrower’s obligations under this Agreement are subordinated to all indebtedness, if any, of the Borrower, to any unrelated third-party lender to the extent such indebtedness is outstanding on the date of this Agreement and such subordination is required under the loan documents providing for such indebtedness.

7. WAIVERS BY BORROWER. All parties to this Agreement, including the Borrower and any sureties, endorsers, and guarantors, hereby waive protest, presentment, a notice of dishonor, and a notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Agreement notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Agreement or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

8. DISPUTES. In the event any payment under this Agreement is not paid when due, the Borrower agrees to pay, in addition to the principal and interest hereunder, reasonable attorney’s fees not exceeding a sum equal to the maximum usury rate in the state of Governing Law of the then outstanding balance owing on the Borrowed Amount, plus all other reasonable expenses incurred by Lender in exercising any of its rights and remedies upon default.

9. SEVERABILITY. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities, or circumstances shall be affected, thereby, but instead shall be enforced to the maximum extent permitted by law.

10. GOVERNING LAW. This Agreement shall be construed and governed by the laws located in the state of Nevada (“Governing Law”).

11. SUCCESSORS. All of the foregoing is the promise of Borrower and shall bind Borrower and Borrower’s successors, heirs, and assigns; provided, however, that Lender may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the holder of this Agreement.

12. ENTIRE AGREEMENT. This Agreement contains all the terms agreed to by the parties relating to its subject matter, including any attachments or addendums. This Agreement replaces all previous discussions, understandings, and oral agreements. The Borrower and Lender agree to the terms and conditions and shall be bound until the Borrowed Amount is repaid in full.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

Borrower’s Signature: /s/ Dravica Corporation

Date: September 29, 2025

Print Name: Dravica Corporation

Lender’s Signature: /s/ Szubanski Robert Damian

Date: September 29, 2025

Print Name: Szubanski Robert Damian